Exhibit 26 (g) v. a. 1.

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective August 1, 2011, the Amendment effective date, the corporate retention of the Ceding Company will be revised per the attached retention schedule.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-12-11
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-12-11
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-12-11
Peter G. Ferris
Second Vice President & Actuary

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Retention Limits Eff. 8/1/11

SECURITY LIFE OF DENVER INSURANCE COMPANY

(Signed by Hannover Life Reassurance Company of America by Power of Attorney)

By:	/s/ Joan M Paulter	Date:	8/10/11
Print name:	Joan Paulter
Title:	VP

SECURITY LIFE OF DENVER INSURANCE COMPANY

(Signed by Hannover Life Reassurance Company of America by Power of Attorney)

By:	/s/ Jay Biehl	Date:	8/10/11
Print name:	Jay Biehl
Title:	SVP

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RETENTION LIMITS

[table deleted]

Effective 8/1/11